Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment dated as of May 12, 2015 (this “Amendment”) to the Employment Agreement (the “Agreement”) made effective as of January 1, 2014 between Landmark Bancorp, Inc., a Delaware corporation (the “Company”), Landmark National Bank, a Kansas chartered bank with its main office located in Manhattan, Kansas, (the “Bank”) and Patrick L. Alexander (the “Executive”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

Witnesseth:

Whereas, Executive is currently employed as Executive Chairman of the Company and Executive Chairman of the Bank pursuant to that certain employment agreement, dated January 1, 2014, among the Company, the Bank, and Executive (the “Parties”);

Whereas, pursuant to Section 17 of the Agreement, the terms of the Agreement may be modified by written agreement signed by the Parties; and

Whereas, the Parties mutually agree to reduce Executive’s salary and desire to amend Section 3(a) of the Agreement, as hereinafter provided.

Now Therefore, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which hereby is acknowledged, the parties hereto agree as follows:

1.             Section 3(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)             Effective January 1, 2015, Executive shall be paid a base salary at an annual rate of $190,000 (the “Annual Base Salary”), which shall be payable in accordance with the normal payroll practices of the Company then in effect. Each year during the Employment Period, Executive’s Annual Base Salary shall be reviewed by the Board, and following such review, may be adjusted.”

2.             Except as set forth in this Amendment, each and every provision of the Agreement in effect on the date hereof shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written by the Company, the Bank, and the Executive.

LANDMARK BANCORP, INC.

By:	/s/ Michael E. Scheopner

Print Name:	Michael E. Scheopner

Title: President and Chief Executive Officer______________

LANDMARK NATIONAL BANK

By:	/s/ Michael E. Scheopner

Print Name:	Michael E. Scheopner

Title: President and Chief Executive Officer______________

Patrick L. Alexander

By:	/s/ Patrick L. Alexander